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                                                                 Exhibit (n) (i)

[Sutherland Asbill & Brennan LLP]


                  CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the statement of additional information included in Post-Effective Amendment No. 5 to the Registration Statement on Form N-6 for Destiny, issued through the General American Separate Account Eleven (File No. 333-83625). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                      SUTHERLAND ASBILL & BRENNAN LLP


                                      By:  /s/   Stephen E. Roth
                                           -------------------------------------
                                           Stephen E. Roth
Washington, D.C.
August 8, 2003